                                                                                                           Exhibit 21.1

Subsidiaries of the Company

 The following is a list of directly or indirectly wholly-owned subsidiaries of Brunswick Corporation, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Place of Incorporation	Names Under Which Subsidiaries Do Business
Attwood Corporation	Delaware
Boston Whaler, Inc.	Delaware
Brunswick Bowling & Billiards Corporation	Delaware
Brunswick Compañías de México, S.A. de C.V.	Mexico
Brunswick Europe Holdings Limited	England and Wales
Brunswick European Treasury Center SprL	Belgium
Brunswick Family Boat Co. Inc.	Delaware
Brunswick Financial Services Corporation	Delaware
Brunswick GmbH	Germany
Brunswick Hungary Manufacturing and Trading Limited Liability Company	Hungary
Brunswick International GmbH	Germany
Brunswick International Limited	Delaware
Brunswick Italia Holding S.r.l.	Italy
Brunswick Leisure Boat Company, LLC	Indiana
Brunswick Marina, LLC	Delaware
Brunswick Marine in EMEA, Inc.	Delaware
Brunswick Marine in Finland and the Baltic States Oy	Finland
Brunswick Marine in Poland Sp. z o.o	Poland
Brunswick Singapore Holdings Pte. Ltd.	Singapore
Centennial Assurance Company, Ltd.	Bermuda
Land 'N' Sea Corporation	Delaware
Land 'N' Sea Distributing, Inc.	Florida
Leiserv, Inc.	Delaware
Life Fitness (Atlantic) B.V.	Netherlands
Life Fitness Europe GmbH	Germany
Life Fitness, Inc.	Delaware
Life Fitness (U.K.) Limited	England and Wales
Life Fitness Asia Pacific Limited	Hong Kong
Lund Boat Company	Delaware
Marine Power International Limited	Delaware
Marine Power International Limited Filial av utenlandsk foretak	Norway	Brunswick Marine in Norway
Brunswick Marine in France S.A.	France
Mercury Marine Limited / Mercury Marine Limitee	Canada
Mercury Marine Technology Suzhou Company Ltd.	China
Mercury Marine do Brasil Industria e Comercio Ltda	Brazil
Normalduns B.V.	Netherlands
Performance Motor Yachts Limited	England and Wales
Princecraft Boats Inc. / Bateaux Princecraft Inc.	Canada
Protokon Manufacturing Developing and Trading Limited Liability Company	Hungary
Sea Ray Boats, Inc.	Florida	Meridian Yachts, Sea Ray Boats
Sealine International Limited	England and Wales
Triton Boat Company, L.P.	Tennessee